UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2012

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169533 (1933 Act)	27-3148135
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Advance Auto Parts – North Ridgeville, OH - On April 13, 2012, Cole Operating Partnership IV, LP (“CCPT IV OP”), the operating partnership of Cole Credit Property Trust IV, Inc. (the “Company”), entered into an agreement of purchase and sale with Series C, LLC (“Series C”), an affiliate of the Company’s advisor, and purchased 100% of the membership interests (the “AA North Ridgeville Interests”) in Cole AA North Ridgeville OH, LLC (“AA North Ridgeville”), a Delaware limited liability company, for a purchase price of approximately $1.7 million, exclusive of closing costs. AA North Ridgeville owns as its only asset a 6,000 square foot single-tenant retail building leased to Advance Stores Company, Inc. (“Advance Stores”) and located in North Ridgeville, OH (the “AA North Ridgeville Property”). The AA North Ridgeville Property was constructed in 2008.

PetSmart – Wilkesboro, NC - On April 13, 2012, CCPT IV OP, the operating partnership of Company, entered into an agreement of purchase and sale with Series C, an affiliate of the Company’s advisor, and purchased 100% of the membership interests (the “PM Wilkesboro Interests”) in Cole PM Wilkesboro NC, LLC (“PM Wilkesboro”), a Delaware limited liability company, for a purchase price of approximately $2.7 million, exclusive of closing costs. PM Wilkesboro owns as its only asset a 12,259 square foot single-tenant retail building leased to PetSmart Inc. and located in Wilkesboro, NC (the “PM Wilkesboro Property”). The PM Wilkesboro Property was constructed in 2011.

A majority of the Company’s board of directors (including a majority of the Company’s independent directors) not otherwise interested in the acquisition of the AA North Ridgeville Property and the PM Wilkesboro Property (collectively the “Related Party Acquisitions”) approved the Related Party Acquisitions as being fair and reasonable to the Company, and determined that the cost to the Company of each property was equal to the cost of the respective property to Series C (including acquisition related expenses).  In addition, the purchase price of each property, exclusive of closing costs, was less than the current appraised value of the respective property, as determined by an independent third party appraiser.

Revolving Credit Facility

On April 13, 2012, CCPT IV OP, entered into a secured revolving credit facility (the “Credit Facility”) providing for up to $50.0 million of borrowings pursuant to a credit agreement (the “Credit Agreement”) with J.P. Morgan Securities, LLC, as sole lead arranger and sole bookrunner, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as administrative agent, and other lending institutions that may become parties to the Credit Agreement (collectively, with JPMorgan Chase, the “Lenders”).

The Credit Facility allows CCPT IV OP to borrow up to $50.0 million in revolving loans (the “Revolving Loans”), with the maximum amount outstanding not to exceed (i) 70% of the aggregate value allocated to each qualified property comprising the borrowing base (the “Borrowing Base”) during the period from April 13, 2012 through October 12, 2012 (the “Tier One Period”); (ii) 65% of the Borrowing Base during the period from October 13, 2012 to April 12, 2013 (the “Tier Two Period”); and (iii) 60% of the Borrowing Base during the period from April 13, 2013 through April 13, 2015 (the “Tier Three Period”). As of April 13, 2012, the Borrowing Base under the Credit Facility was approximately $3.0 million based on the underlying collateral pool for qualified properties. Up to 15.0% of the total amount available may be used for issuing letters of credit and up to 10.0% of the Credit Facility, not to exceed $15.0 million may be used for short term (ten business day) advances. Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased up to a maximum of $250.0 million (the “Accordion Feature”). The Credit Facility matures on April 13, 2015. CCPT IV OP borrowed approximately $3.0 million under the Credit Facility on April 13, 2012.

The Revolving Loans will bear interest at rates depending upon the type of loan specified by CCPT IV OP. For a Eurodollar rate loan, as defined in the Credit Agreement, the interest rate will be equal to the one-month LIBOR (the “Eurodollar Rate”) for the interest period, plus the applicable rate (the “Eurodollar Applicable Rate”). The Eurodollar Applicable Rate is based upon the applicable period then in effect, and ranges from 2.40% during the Tier Three Period to 2.70% during the Tier One Period. For floating rate loans, the interest rate will be a per annum amount equal to the applicable rate (the “Floating Applicable Rate”) plus the greatest of (a) the Federal Funds Rate plus 0.5%; (b) JPMorgan Chase’s Prime Rate; or (c) LIBOR plus 1.0%. The Floating Applicable Rate is based upon the applicable period then in effect, and ranges from 1.40% during the Tier Three Period to 1.70% during the Tier One Period.

CCPT IV OP was required to pay certain fees under the Credit Agreement, including an upfront fee, which totaled approximately $250,000. Subject to the closing of any increase pursuant to the Accordion Feature, CCPT IV OP will also pay JPMorgan Chase an annual agent fee of $25,000. CCPT IV OP will also pay an annualized fee for any unused portion of the Credit Facility (the “Unused Fee”) commencing upon the conclusion of the first quarter after the effective date of the Credit Agreement. The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day, which is based upon the overall average unused percentage, and ranges from 0.50% per annum at an average unused percentage of less than 50% to 0.375% per annum at an average unused percentage of greater than or equal to 50%.  CCPT IV OP also must pay certain fees upon the issuance of each letter of credit under the Credit Agreement and an annual fee based on the outstanding face amount of any letters of credit.

The Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and leverage ratio requirements and dividend payout and REIT status requirements. The Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the occurrence of any event of default, the Eurodollar rate loans and base rate committed loans will bear interest payable at an interest rate equal to 5.0% per annum above the interest rate that would otherwise be applicable at that time, until such default is cured. Similarly, the letter of credit fees described above will be increased to a rate of 5.0% above the letter of credit fee that would otherwise be applicable at that time. In addition to CCPT IV OP breaching any of the terms of the Credit Agreement or related loan documents, events of default include, but are not limited to: (1) the failure to pay any principal when due; (2) the failure to pay interest and fees within five business days after the due date; (3) the occurrence of a change of control; (4) the inability to pay debts as they become due; (5) a material inaccuracy of any representation or warranty; (6) the bankruptcy or insolvency of CCPT IV OP or any consolidated subsidiary; (7) a violation of any financial, negative or other covenants; (8) a violation of ERISA regulations; and (9) judgments against the Company or any consolidated subsidiary in excess of $10.0 million (not covered by insurance) that remain unsatisfied or unstayed for sixty days. If an event of default occurs and is not cured timely, the Lenders shall have no obligation to make further disbursements under the Credit Facility and all outstanding loans shall be immediately due and payable.

Series C Loan

On April 13, 2012, the Company entered into a $10.0 million subordinate revolving line of credit with Series C (the “Series C Loan”). The Series C Loan bears interest at a fixed interest rate of 4.5% with accrued interest payable monthly in arrears and principal due upon maturity on April 12, 2013. In the event the Series C Loan is not paid off on the maturity date, the loan includes default provisions. Upon the occurrence of an event of default, interest on the Series C Loan will accrue at an annual default interest rate equal to 4% above the stated interest rate. As of April 13, 2012, the Company did not have any borrowings under the Series C Loan. The Series C Loan has been approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than a comparable loan between unaffiliated parties under the same circumstances.

Borrowing Policies

A majority of the directors (including a majority of the independent directors) has determined that, as a general policy, borrowing in excess of 60% of the greater of cost (before deducting depreciation and other non-cash reserves) or fair market value of the Company’s gross assets is justified and in the best interest of the Company and its stockholders during the Company’s initial capital raising stage.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information pertaining to property acquisitions set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

On April 13, 2012, CCPT IV OP, through its wholly-owned subsidiaries, acquired the Related Party Acquisitions from Series C through the acquisition of the AA North Ridgeville Interests and the PM Wilkesboro Interests. The principal provisions of the lease term for the major tenants at the Related Party Acquisitions are set forth in the following table:
			% of
		Total	Total			Base Rent
		Square	Rentable		Current	per
		Feet	Square	Renewal	Annual Base	Square
Property	Major Tenants (1)	Leased	Feet	Options (2)	Rent	Foot	Lease Term (3)
Advance Auto Parts –	Advance Stores	6,000	100%	3/5 yr.	$138,845	$23.14	4/13/2012	2/29/2024
North Ridgeville, OH	Company, Inc.
PetSmart –	PetSmart Inc.	12,259	100%	4/5 yr.	214,533	17.50	4/13/2012	1/31/2017
Wilkesboro, NC					226,791	18.50	2/1/2017	1/31/2022

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.
(2)	Represents number of renewal options and the term of each option.
(3)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term. Pursuant to each of the leases, the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The Related Party Acquisitions were funded with proceeds from the Company’s ongoing public offering of common stock and with borrowings from the Company’s Credit Facility.

In evaluating the AA North Ridgeville Property and the PM Wilkesboro Property, (each a “Property”) as potential acquisitions, including the determination of an appropriate purchase price to be paid for each Property, the Company considered a variety of factors, including the condition and financial performance of each Property; the terms of the existing lease and the creditworthiness of the tenants; Property location, visibility and access; age of the Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to renovate, improve or develop the either Property, and the Company believes that each Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information pertaining to the Credit Facility and the Series C Loan set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events

Escrow Break

The registration statement for the Company’s initial public offering of 300,000,000 shares of common stock was declared effective by the Securities and Exchange Commission on January 26, 2012. Of these shares, the Company is offering 250,000,000 shares in a primary offering and up to 50,000,000 shares pursuant to the Company’s distribution reinvestment plan.  Pursuant to the terms of the offering, the Company was required to deposit all subscription proceeds in escrow pursuant to the terms of an escrow agreement with UMB Bank, N.A. until the Company received subscriptions aggregating at least $2,500,000. On April 13, 2012, the Company satisfied the conditions of its escrow agreement and issued 308,206 shares of the Company’s common stock in the offering, resulting in gross proceeds of $3,062,441. In addition, the Company has special escrow provisions for residents of Pennsylvania and Tennessee which have not been satisfied as of April 13, 2012 and, therefore, we have not accepted subscriptions from residents of Pennsylvania and Tennessee.

Item 9.01	Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real properties described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before June 29, 2012, which date is within the period allowed to file such an amendment.

(b)   Pro Forma Financial Information.

See paragraph (a) above.

(c)   Shell Company Transactions

None.

(d)   Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 13, 2012	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer